UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2024

CHS Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-36079

Minnesota			41-0251095
(State or Other Jurisdiction of Incorporation)			(IRS Employer Identification No.)
5500 Cenex Drive
Inver Grove Heights,		Minnesota	55077
(Address of principal executive offices, including zip code)
	(651)	355-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2024, at the Annual Meeting (the “Annual Meeting”) of the members of CHS Inc. (“CHS”), each of the following directors was reelected to the Board of Directors of CHS (the “Board”) for a three-year term: David Beckman, David Kayser and Russell Kehl. The following directors’ terms of office continued after the Annual Meeting: C.J. Blew, Hal Clemensen, Scott Cordes, Jon Erickson, Mark Farrell, Alan Holm, Tracy Jones, Tony Rossman, Dan Schurr, Jerrad Stroh, Kevin Throener and Cortney Wagner.

Newly elected director Trent Sherven succeeds former director Steve Fritel, who retired from the Board on December 6, 2024, and was elected by CHS members in Region 3, which covers the state of North Dakota. Mr. Sherven operates family farms near Ryder and Souris, North Dakota where he grows canola, durum, peas, soybeans, spring wheat and winter wheat. Mr. Sherven serves as secretary of the CHS SunPrairie producer board and is a member of North Dakota Farmers Union and the North Dakota Cooperative Directors’ Association. Mr. Sherven holds a bachelor’s degree in math education from Minot State University and a master’s degree in educational leadership from Arizona State University, and is a former principal, teacher and athletic director. Mr. Sherven has been appointed to the Board’s Audit Committee and to the CHS Foundation Board of Trustees.

Newly elected director Chris Edgington was elected by CHS members in Region 7, which covers the states of Alabama, Arkansas, Florida, Georgia, Iowa, Louisiana, Mississippi, Missouri, North Carolina, South Carolina and Tennessee. Mr. Edgington and his family operate a 3,000-acre multigenerational farm in Mitchell and Worth counties in north-central Iowa where they grow primarily corn and soybeans and operate a custom cattle feeding operation. Mr. Edgington is chair of Rural Development Partners, a former president of the National Corn Growers Association, a former president of the Iowa Corn Promotion Board, a former chair of Golden Oval Eggs and a former board member of Ag Ventures Alliance. Mr. Edgington is a member of Nexus Cooperative, as well as state and national corn and soybean associations. Mr. Edgington holds a bachelor’s degree in animal science from Iowa State University. Mr. Edgington has been appointed to the Board’s Government Relations Committee and to the Board’s Capital Committee.

For a description of the compensatory plans and arrangements to which each of Messrs. Sherven and Edgington are a party, or in which each participates, as a result of his election to the Board, please see “Director Compensation” in Item 11, Executive Compensation, of the CHS Annual Report on Form 10-K for the year ended August 31, 2024, which CHS filed with the U.S. Securities and Exchange Commission on November 6, 2024.

Because CHS directors must be active patrons of CHS, or of an affiliated association, transactions between CHS and its directors are customary and expected. Transactions include the sales of commodities to CHS and the purchases of products and services from CHS, as well as patronage refunds and equity redemptions received from CHS. Since September 1, 2023, the value of those transactions between Mr. Sherven (and his immediate family members, which include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing his household) and CHS has equaled approximately $2,113,351. Since September 1, 2023, the value of those transactions between Mr. Edgington (and his immediate family members, which include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing his household) and CHS has equaled approximately $2,238,913.

On December 6, 2024, following the Annual Meeting, the Board held its annual organizational meeting, at which each of the following Board officers was elected for a one–year term: Dan Schurr was reelected chair of the Board; C.J. Blew was reelected as first vice chair of the Board; Scott Cordes was reelected as second vice chair of the Board; Russell Kehl was reelected as secretary-treasurer of the Board; and Al Holm was reelected as assistant secretary-treasurer of the Board.

Item 7.01 Regulation FD Disclosure.

On December 9, 2024, CHS issued a press release announcing the results of the election of directors to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information set forth in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	CHS Inc. Press Release dated December 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: December 9, 2024	By:	/s/ Olivia Nelligan
Olivia Nelligan
Executive Vice President, Chief Financial Officer and Chief Strategy Officer